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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AFFINITY GAMING, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3440 West Russell Road
Las Vegas, NV 89118

April 17, 2012

Dear Unitholder:

        You are cordially invited to attend the 2012 Annual Meeting of Unitholders (the "Annual Meeting") of Affinity Gaming, LLC (the "Company" or "Affinity"), which will be held at the JW Marriott Las Vegas Resort & Spa, 221 North Rampart Boulevard, Las Vegas, Nevada 89145, on Friday, May 11, 2012, beginning at 9:00 a.m., Pacific Daylight Time. The Annual Meeting will be held for the following purposes:

  1.
  To elect five directors to Affinity's Board of Directors to serve until the 2013 Annual Meeting of Unitholders;

  2.
  To hold an advisory vote to approve named executive officer compensation;

  3.
  To hold an advisory vote on the frequency of future advisory votes on executive compensation;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as Affinity's independent registered public accounting firm; and

  5.
  To transact such other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.

        The enclosed Proxy Statement provides you with detailed information regarding the business to be considered at the Annual Meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time prior to the proxy being voted by following the procedures described in the enclosed Proxy Statement.

        Only holders of record of Affinity Common Units at the close of business on April 11, 2012 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our Unitholders will be available for examination at the Annual Meeting and at Affinity's Las Vegas office at least ten days prior to the Annual Meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED, OR YOU MAY VOTE BY USING THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Sincerely,

David D. Ross Chief Executive Officer

3440 West Russell Road
Las Vegas, Nevada 89118

NOTICE OF ANNUAL MEETING OF UNITHOLDERS

TIME AND DATE	9:00 a.m., Pacific Daylight Time on Friday, May 11, 2012
PLACE	The JW Marriott Las Vegas Resort & Spa, 221 North Rampart Boulevard, Las Vegas, Nevada 89145
ITEMS OF BUSINESS	• To elect five directors to Affinity's Board of Directors to serve until the 2013 Annual Meeting of Unitholders.
• To hold an advisory vote to approve named executive officer compensation.
• To hold an advisory vote on the frequency of future advisory votes on executive compensation.
• To ratify the appointment of PricewaterhouseCoopers LLP as Affinity's independent registered public accounting firm.
• To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
RECORD DATE	You can vote if you were a Unitholder of record at the close of business on Wednesday, April 11, 2012.
INTERNET AVAILABILITY
The notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are available on the internet at
www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17361.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17361, by telephone by calling 1-800-937-5449, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

David D. Ross Chief Executive Officer

April 17, 2012

i

AFFINITY GAMING, LLC
PROXY STATEMENT

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the board of directors of Affinity Gaming, LLC (the "Board" or "Board of Directors") for use at our 2012 Annual Meeting of Unitholders (the "Annual Meeting").

2012 ANNUAL MEETING DATE AND LOCATION

        The Annual Meeting will be held at the JW Marriott Las Vegas Resort & Spa, 221 North Rampart Boulevard, Las Vegas, Nevada 89145, on Friday, May 11, 2012 at 9:00 a.m. Pacific Daylight Time, or at such other time and place to which the meeting may be adjourned. References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

        On or about April 17, 2012, we mailed Proxy Materials to our holders of Affinity Gaming, LLC Common Units ("Unitholders") containing instructions on how to vote. We have delivered paper versions of the proxy materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

        We will also make available on the internet at http://www.amstock.com/proxyservices/ viewmaterial.asp?CoNumber=17361 the following materials relating to our meeting: the Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Annual Report"). Any Unitholder may also request a printed copy of these materials by telephone at 1-800-937-5449.

        Pursuant to the SEC's rules, our Annual Report, which includes our audited consolidated financial statements, is not considered a part of, or incorporated by reference in, the proxy solicitation materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        The Company is providing this Notice of Annual Meeting of Unitholders, Proxy Statement, voting instructions and Annual Report (the "Proxy Materials") in connection with the solicitation by the Board of Directors of Affinity Gaming, LLC, a Nevada limited liability company ("Affinity," the "Company," "we," "us" or "our"), of proxies to be voted at the Company's 2012 Annual Meeting of Unitholders and at any adjournment or postponement (the "Annual Meeting").

        The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to Unitholders on or about April 17, 2012.

        You are invited to attend the Annual Meeting on Friday, May 11, 2012, beginning at 9:00 a.m., Pacific Daylight Time. The Annual Meeting will be held at the JW Marriott Las Vegas Resort & Spa, 221 North Rampart Boulevard, Las Vegas, Nevada 89145. Unitholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Pacific Daylight Time. Seating will be limited.

What is the difference between holding our Common Units as a holder of record and as a beneficial owner?

        If your Common Units are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the "holder of record" with respect to those Common Units. If you are a holder of record, the Proxy Materials have been sent directly to you by the Company.

        If your Common Units are held in a stock brokerage account or by a bank or other holder of record, those Common Units are held in "street name." You are considered the "beneficial owner" of Common Units held in street name. The Proxy Materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

What should I bring with me to attend the Annual Meeting?

        Unitholders must present a form of personal identification in order to be admitted to the Annual Meeting.

        If your Common Units are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must also present proof of your ownership of Affinity Gaming, LLC. Common Units, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of record of the Company's common units at the close of business on Wednesday, April 11, 2012, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each Common Unit you owned at that time. At the close of business on April 11, 2012, there were 20,226,833 of the Company's Common Units outstanding.

 How do I vote?

        You may vote using any of the following methods:

  By Internet

        We encourage you to vote and submit your proxy over the Internet at www.amstock.com/ proxyservices/viewmaterial.asp?CoNumber=17361.

  By Telephone

        You may vote by telephone by calling 1-800-937-5449.

  In person at the Annual Meeting

        All Unitholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of Common Units, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my Common Units?

        If you are a holder of record, you can revoke your proxy before it is exercised by:

  •
  written notice to: Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118;

  •
  timely delivery of a valid, later-dated proxy;

  •
  timely submission of a later-dated proxy via the Internet;

  •
  timely submission of a later-dated proxy via the telephone; or

  •
  voting by ballot at the Annual Meeting.

        If you are a beneficial owner of Common Units, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Can I vote if my Common Units are held in "street name"?

        If the Common Units you own are held in "street name" by a brokerage firm, your brokerage firm, as the record holder of your Common Units, is required to vote your Common Units according to your instructions. In order to vote your Common Units, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

        If you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but it will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1) and the "say on pay" and "say on frequency" votes (Proposals 2 and 3) are "non-discretionary" items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposal and those votes will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your Common Units are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the Common Units as of the record date (April 11, 2012) in order to be admitted to the meeting on May 11, 2012. To be able to vote your Common Units held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the Annual Meeting, a quorum consists of the holders of a majority of the Common Units issued and outstanding on April 11, 2012, the record date, or at least 10,113,412 Common Units.

        Common Units represented in person or by proxy (including "broker non-votes" and Common Units that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

        Election of directors.    Under the Company's Operating Agreement (as amended, the "Operating Agreement") the holders of a majority of the outstanding shares of Common Units entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. A plurality of the votes cast is required for the election of directors. If the Common Units you own are held in "street name" by a brokerage firm, your brokerage firm, as the record holder of your Common Units, is required to vote your Common Units according to your instructions. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your Common Units with respect to the election of directors.

        Say on Pay.    Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation, Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our Operating Agreement, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve this resolution. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

        Say on Frequency.    Our Board is seeking a non-binding advisory vote regarding whether Unitholders prefer to vote on our compensation program once a year, once every two years or once every three years. The vote is advisory and non-binding in nature, but our Board will take into account the outcome of the vote when considering the frequency in the future. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

        Ratification of independent registered public accounting firm.    Under our Operating Agreement, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

 How will votes be counted?

        Each Common Unit will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, over the Internet or by telephone, or on a ballot voted in person at the meeting. With respect to all proposals, Common Units will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Brokers who do not receive instructions with respect to Proposals 1, 2 or 3 will not be allowed to vote these Common Units, and all such Common Units will be "broker non-votes" rather than votes "for" or "against." Accordingly, assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

How does the Board recommend that I vote on the proposals?

        The Board recommends that you vote:

        FOR the election of each of the 5 nominees to serve as directors on the Board, each for a term of one year (Proposal One);

        FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement (Proposal Two);

        FOR a Unitholder advisory vote every TWO YEARS on our executive compensation program (Proposal Three); and

        FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year (Proposal Four).

Where can I find the voting results?

        We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement was mailed, the Company did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration, certain individuals appointed by the Board to serve as proxies (the "Proxies") will have the discretion to vote on those matters for you .

Who will pay for the cost of this proxy solicitation?

        The Company will pay for the cost of this proxy solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf. We have hired Morrow & Co., LLC to distribute and solicit proxies. We will pay Morrow a fee of $4,500, plus reasonable expenses, for these services.

Who will count the vote?

        All votes will be tabulated by American Stock Transfer & Trust Company, LLC, the inspector of elections appointed for the Annual Meeting.

 Other information

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the Proxy Materials. References to fiscal years contained in this Proxy Statement refer to the fiscal year ended on December 31 of such year.

        The contents of the Company's corporate website (http://www.affinitygamingllc.com) are not incorporated by reference into this Proxy Statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Board of Directors of Affinity Gaming, LLC (the "Board") consists of five members and all directors are elected annually. The Board proposes that the nominees described below, each of whom is currently serving as a director, be re-elected for a new term of one year expiring at the 2013 Annual Meeting of Unitholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

        Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The Board believes that it is necessary for each of the Company's directors to possess many qualities and skills. When searching for new candidates, the Board Governance and Nominating Committee of the Board considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. The Board also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive or chief financial officer) and educational experience. The Board Governance and Nominating Committee first considers a candidate's management and professional experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing Unitholder value when considering director candidates. The Board Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Board Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Board Governance and Nominating Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered.

        All our directors bring to our Board extensive executive leadership and board experience derived from their service as executives and, in certain cases chief executive officers. The process undertaken by the Board Governance and Nominating Committee in recommending qualified director candidates is described below under "Corporate Governance—Director Nomination Process." Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described below.

        The following table sets forth the names of the five nominees, age (as of April 1, 2012) and principal position of each of the Company's directors:

Name	Age	Position
David D. Ross	47	Director and Chief Executive Officer
Don R. Kornstein	60	Director, Chairman
Thomas M. Benninger	54	Director
Scott D. Henry	47	Director
Michael Rumbolz	58	Director

        A summary of the nominees' principal occupations and directorships held with other public corporations during the past five years and the year first elected as a director of the Company, are set forth below.

Nominees for Directors

        David D. Ross has served as our Chief Executive Officer since January 7, 2011. Prior to his appointment as our Chief Executive Officer, Mr. Ross served as the Chief Operating Officer/Gaming and as a member of the Office of the Chief Executive Officer for Herbst Gaming Inc., or "HGI," a predecessor of the Company. Prior to joining HGI, Mr. Ross spent 25 years with Coast Casinos, now a division of Boyd Gaming Corp., serving in a variety of management positions. Most recently he served as Coast Casinos' Chief Operating Officer from 2004-2008. Mr. Ross earned a B.A. in Business Management and a M.S. in Hotel Administration from the University of Nevada, Las Vegas. Mr. Ross has been licensed or found suitable as an officer, director or key employee by gaming authorities in Iowa, Missouri and Nevada.

        Mr. Ross was selected to be a member of the Board of Directors because of his extensive leadership experience at Coast Casinos and extensive experience in developing and operating gaming and hospitality properties in Las Vegas. Mr. Ross's particular qualifications and operational, financial and strategic skills strengthen the Board of Directors' collective knowledge and capabilities.

        Don R. Kornstein has served as a Director and Chairman of the Board of Directors of the Company since December 31, 2010. Mr. Kornstein founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors, LLC since March 2002. Mr. Kornstein currently serves as a non-executive director on the board of Gala Coral Group, a gaming company based in the United Kingdom. From June 2008 to October 2010, Mr. Kornstein served as a Director of Circuit City Stores, Inc. From August 2006 to July 2008, Mr. Kornstein served as Chair of the board of directors of Bally Total Fitness Corporation ("Bally") as well as Chief Restructuring Officer from May 2007 to October 2007, during which time Mr. Kornstein structured and implemented a pre-packaged plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code, which was a prerequisite to a purchaser's acquisition of Bally. While at Bally, Mr. Kornstein was also the Chair of the CEO search committee, Chair of the compensation committee and member of the audit committee and the nominating/corporate governance committee. From July 2006 to August 2008, Mr. Kornstein served, with Mr. Rumbolz, as a Director of Cash Systems, Inc., a public company that provides cash checking, credit and debit card cash advance, and ATM solutions principally to the gaming industry. In addition, Mr. Kornstein served as a co-advisor to Cash Systems, Inc., a former Nasdaq-listed company, in connection with the sale of Cash Systems, Inc. to a strategic buyer in August 2008. From July 2003 to March 2005, Mr. Kornstein served as a Director of Shuffle Master, Inc. ("Shuffle Master"), a public company that operates in legalized gaming markets across the globe and provides gaming products. While serving as a Director of Shuffle Master, Mr. Kornstein also served as a member of the audit, compensation and governance committees. From September 1994 to April 2000, Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., a company listed on the New York Stock Exchange ("NYSE") engaged in the gaming industry. From 1977 until 1994,

Mr. Kornstein was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Kornstein earned his B.A. from the University of Pennsylvania and his M.B.A. from Columbia University Graduate School of Business. Mr. Kornstein has been licensed or found suitable as an officer, director or key employee by gaming regulatory authorities in Iowa, Missouri, Nevada and the United Kingdom.

        Mr. Kornstein was selected to be Chairman of the Board of Directors based on the depth and breadth of his strategic, financing, restructuring and gaming management experiences. Mr. Kornstein is particularly skilled in identifying opportunistic refinancing and strategic acquisition opportunities and implementing restructurings. Together with his knowledge of corporate strategy and shareholder value enhancement, Mr. Kornstein's qualifications strengthen the Board of Directors' collective knowledge and capabilities.

        Thomas M. Benninger has served as a Director of the Company since December 31, 2010. From June 2008 to March 2010, Mr. Benninger served as Chairman of the Board of Managers of Tropicana Entertainment Holdings, LLC. From January 2009 to December 2010, Mr. Benninger served as a member of the Board of Directors of Squaw Valley Ski Corporation. Mr. Benninger is currently serving as a director of the DAPER Investment Fund, a co-investment fund with the Stanford Management Company for the benefit of the Stanford University Athletic Department. Mr. Benninger is a founding managing general partner of Global Leveraged Capital ("GLC"), a private merchant banking firm which manages institutional credit investment funds and provides restructuring advisory services to creditors, debtors and financial sponsors. Prior to forming GLC, from 2001 to 2006 Mr. Benninger was Global Head of Restructuring and Head of the Growth Capital Group at UBS Investment Bank ("UBS"). He also served on the UBS North American Executive Management Committee. Prior to UBS, Mr. Benninger was Head of Restructuring for Donaldson, Lufkin and Jenrette / CSFB from 1994 to 2001; prior to that, he held similar positions at Smith Barney and Drexel Burnham Lambert. He was a Manager in the Audit and Accounting division of Arthur Andersen & Co. and is a CPA. Mr. Benninger earned his B.A. and M.B.A. from Stanford University and has been licensed or found suitable as an officer, director or key employee by gaming regulatory authorities in Iowa, Missouri, Nevada, Mississippi and Louisiana.

        Mr. Benninger was selected to be a member of the Board of Directors because of his particular knowledge and expertise in a number of areas including finance, restructuring and management of gaming companies. Mr. Benninger's experience on various boards, including the board of a recently reorganized casino enterprise, provides the Board of Directors with valuable insight. In addition, his prior experience as an investment banker specializing in restructuring will strengthen the Board of Directors' collective knowledge and capabilities.

        Scott D. Henry has served as a Director of the Company since December 31, 2010. Since October, 2011, Mr. Henry has held the position of Executive Vice President and Chief Financial Officer of Beats Electronics LLC, a consumer electronics and audio technology company based in Santa Monica, California. From October 2010 to July 2011, Mr. Henry held the position of Executive Vice President and Chief Financial Officer of Borders Group, Inc., the second largest chain of book-based retail stores in the U.S. Borders Group, Inc. filed for protection under Chapter 11 of the Bankruptcy Code in February 2011. Previously, Mr. Henry served in senior executive roles at Las Vegas Sands Corp. ("Las Vegas Sands"), a NYSE-listed company engaged in the operation and development of integrated gaming-hotel resorts in Las Vegas, Nevada and Bethlehem, Pennsylvania in the U.S., and in Macau, SAR China and Singapore in Asia from September 2004 to April 2009. He held the position of Senior Vice President-Finance from June 2006 to April 2009, and Chief Financial Officer and Senior Vice President from September 2004 to June 2006. During his tenure at Las Vegas Sands, Mr. Henry was responsible for all aspects of corporate finance, including raising capital and financing activities, as well as all investor, Wall Street and financial community relationships and communications. Mr. Henry was also jointly responsible for all treasury functions (including cash management), and all financial planning, budgeting and analysis of existing operations and business development opportunities. Prior to joining Las Vegas Sands Corp., Mr. Henry was an investment banker for over 17 years and was responsible for providing strategic advisory, capital raising and financing services to businesses in the Gaming, Hospitality and Leisure, Telecommunications, Media and Technology and Real Estate industries. He held the title of Managing Director in the investment banking department at ABN Amro, ING Barings and Prudential Securities, and held the title of Vice President of investment banking at Salomon Brothers Inc. Mr. Henry earned his B.S. from Syracuse University School of Management and has been licensed or found suitable as an officer, director or key employee by gaming regulatory authorities in Iowa, Missouri, Nevada and Pennsylvania.

        Mr. Henry was selected to be a member of the Board of Directors because of his particular knowledge and experience in a number of areas, including financial planning and analysis, capital markets and operating and developing gaming and hospitality properties. Mr. Henry also brings to the Board of Directors extensive experience in corporate finance and business development. Together with his various leadership positions at companies in the gaming and hospitality and investment banking industries, Mr. Henry's qualifications and skills strengthen the Board of Directors' collective knowledge and capabilities.

        Michael Rumbolz has served as a Director of the Company since December 31, 2010. Mr. Rumbolz is a Managing Director of Acme Gaming, LLC, a consulting company providing development, merger, acquisition, strategic planning, legal and compliance services to various businesses. Currently, Mr. Rumbolz is also a member of the Board of Directors of Global Cash Access, (GCA-NYSE) a provider of cash access products and related services for the gaming industry. Mr. Rumbolz is also serving as a member of the Management Committee of Seminole Hard Rock International, LLC and is Chair of its Compensation and Governance Committee. Mr. Rumbolz is also a member of the Board of Trustees of the non-profit Nathan Adelson Hospice and Chair of the board of its Center for Compassionate Care. Since January 2000, Mr. Rumbolz has served as a member of the board of directors of Employers Insurance Group, (EIG-NYSE), where he has served as Chair of the Finance Committee and Compensation Committee. He currently serves as Chair of its Audit Committee. From January 2005 to September 2008, Mr. Rumbolz served as Chair and Chief Executive Officer of Cash Systems, Inc. (CKNN-Nasdaq) and provider of cash access services to the casino industry, during the same period that Mr. Kornstein served as a Director of Cash Systems, Inc. From May 2000 to July 2001, Mr. Rumbolz was appointed and served as Vice Chair of the board of directors of Casino Data Systems (CSDS-Nasdaq) and from June 1995 to March 2000, he held the positions of President and Chief Executive Officer at Anchor Gaming, (SLOT-Nasdaq). From late 1992 until June 1995, Mr. Rumbolz served as Director of Corporate Development for Circus Circus Enterprises, Inc. From 1989 to early 1992, Mr. Rumbolz served in various executive positions for Trump Casinos. Mr. Rumbolz also held certain government positions that dealt with the gaming regulatory system, including Chief Deputy Attorney General for Southern Nevada in from 1983 to 1984, and from 1984 to 1988 was first the board member in charge of the Enforcement and Special Investigations Division of the Nevada State Gaming Control Board and later became the Chairman and Executive Director for the agency. Mr. Rumbolz earned his B.A. and graduated with honors from the University of Nevada, Las Vegas and earned a J.D. from the University of Southern California. Mr. Rumbolz has been licensed or found suitable as an officer, director or key employee by gaming regulatory authorities in more than 130 state, provincial, tribal and local jurisdictions, including Colorado, Iowa, Missouri and Nevada.

        Mr. Rumbolz was selected to be a member of the Board of Directors due to his extensive gaming and regulatory experience, including his position as Chief Deputy Attorney General for Southern Nevada and his roles as both Member and Chairman of the State of Nevada Gaming Control Board. In addition, Mr. Rumbolz also brings to the Board of Directors expertise in business development and strategic planning. Together with his experience as an executive officer at various gaming and hospitality properties, Mr. Rumbolz's qualifications and skills strengthen the Board of Directors' collective knowledge and capabilities.

Required Vote; Recommendation of the Board

        Directors are elected by a plurality of the votes cast, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company does not have a formal policy requiring members of the Board to attend the meetings of the Board, although all directors are strongly encouraged to attend. During fiscal 2011, our Board held seven regular and eleven special meetings. The standing committees of our Board held an aggregate of eleven meetings during this period. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which such director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including telephone contact with the Chairman, the Chief Executive Officer and others regarding matters of interest and concern to the Company.

        Our Chief Executive Officer and Chief Financial Officer have each signed and filed the certifications under Section 302 of the Sarbanes-Oxley Act of 2002 with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 30, 2012.

        Our Board is committed to establishing and maintaining corporate governance practices that reflect high standards of ethics and integrity. To that end, we have established a Board Governance and Nominating Committee to assist our Board in the exercise of its responsibilities. The Nominating and Corporate Governance Committee Charter, as well as copies of our Code of Business Conduct and Ethics (the "Code of Conduct"), Code of Ethics for Senior Financial Officers, Compensation Committee Charter and Audit Committee Charter are available on our website located at http://www.affinitygamingllc.com/governance.php. They are also available in print by writing to Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118, Attn: Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer on our website.

Director Independence

        As of April 1, 2012, our Board consisted of Mssrs. David D. Ross, Don R. Kornstein, Thomas M. Benninger, Scott D. Henry and Michael Rumbolz. Though not formally considered by our Board because our equity securities are not registered or traded on any national securities exchange, based upon the listing standards of the NYSE, the Board of Directors believes that each of Messrs. Kornstein, Benninger, Henry and Rumbolz would be an "independent director" as that term is defined under the current rules of the NYSE.

        David D. Ross, as Chief Operating Officer/Gaming of Herbst Gaming, Inc., our predecessor company, our Chief Executive Officer and a member of the Board of Directors, does not qualify as an "independent director" as that term is defined under current rules of the NYSE. None of our securities will be listed on the NYSE or any other securities exchange, nor have we applied to list any of our securities on any securities exchange, in the foreseeable future.

        The Board Governance and Nominating Committee conducts a review of the independence of all members of the Board for the purposes of determining which Board members are deemed independent and which are not at least annually and recommends, if appropriate, measures to be taken so that the Board contains at least the minimum number of independent directors required by NYSE and any additional requirements that the Board deems appropriate.

        Each member of the Audit and Board Governance and Nominating Committees, must meet certain criteria for independence pursuant to the applicable rules of the NYSE, and any additional requirements that the Board deems appropriate, as set forth in such committee's respective charters.

Board Leadership Structure and Role in Risk Oversight

        The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer; Mr. Kornstein, one of our independent directors, currently serves as Chairman of the Board and Mr. Ross serves as Chief Executive Officer. We believe that having a separate Chief Executive Officer and Chairman promotes the active involvement of the Board in providing independent oversight of the Company and their active participation in setting the agenda and priorities for the Company. Similarly, our Chief Executive Officer's participation on the Board as a Director provides direct access to and accountability of management, while allowing the Chief Executive Officer to focus primarily on our day-to-day business.

Policies with Respect to Transactions with Related Persons

        Given the ownership and management of the Company, we have not yet adopted formal policies and procedures for the review, approval, or ratification of transactions required to be reported pursuant to Item 404(a) of Regulation S-K. However, we do intend to implement such policies and procedures during 2012.

        The Audit Committee reviews and approves, other than employment and compensation-related agreements or purchases of products in the ordinary course, any contracts or transactions greater than $100,000 (individually or together in the aggregate if part of a series of related transactions) entered into between the Company and any director, officer or employee of the Company or an affiliate of any such director, officer or employee.

        The Board Governance and Nominating Committee has recommended and the Board has adopted our Code of Conduct, which sets forth various policies and procedures intended to promote the ethical behavior of all of our employees, officers and directors. The Code of Conduct describes the Company's policy on conflicts of interest. The Company distributes the Code of Conduct to all of its employees and officers. The conflicts of interest policy in the Code of Conduct describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to sign an acknowledgement of the Code of Conduct, including the conflict of interest policy..

        The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairman of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director's independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Director Nomination Process

        The Board Governance and Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

        When identifying and evaluating candidates, the Board Governance and Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Board Governance and Nominating Committee may consider gaming regulatory suitability of candidates, in making its decisions. The Board Governance and Nominating Committee may retain a third-party search firm to assist the committee in locating qualified candidates that meet the needs of the Board at that time. A search firm would provide information on a number of candidates, which the Board Governance and Nominating Committee would then discuss. The Chairman of the Board Governance and Nominating Committee and some or all of the members of the Board Governance and Nominating Committee, as well as the Chairman and the Chief Executive Officer, will interview potential candidates that the Board Governance and Nominating Committee deems appropriate. If the Board Governance and Nominating Committee determines that a potential candidate meets the needs of the Board and has the requisite qualifications, it will recommend the nomination of the candidate to the Board.

        It is the Board Governance and Nominating Committee's policy to consider director candidates recommended by Unitholders, if such recommendations are properly submitted to the Company. Unitholders wishing to recommend persons for consideration by the Board Governance and Nominating Committee as nominees for election to the Board can do so by writing to the Secretary at Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118. Recommendations must include the proposed nominee's name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company's procedures for nomination of directors by Unitholders as provided in our Operating Agreement. The Board Governance and Nominating Committee will consider the candidate and the candidate's qualifications in the same manner in which it evaluates nominees identified by the Board Governance and Nominating Committee. The Board Governance and Nominating Committee may contact the Unitholder making the nomination to discuss the qualifications of the candidate and the Unitholder's reasons for making the nomination. The Board Governance and Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Board Governance and Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

        The Board Governance and Nominating Committee's nomination process is designed to ensure that the Board Governance and Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its Unitholders, consistent with the standards established by the Board Governance and Nominating Committee under the Corporate Governance Guidelines.

Communication with the Board

        The Board and management encourage communication from the Company's Unitholders. Unitholders who wish to communicate with the Company's management should direct their communication to the Chairman of the Board or the Secretary at Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118. Unitholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Risk Management

        The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee assists with risk management oversight in the areas of financial reporting, internal audit, internal controls and compliance with legal and regulatory requirements. The Board Governance and Nominating Committee manage risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Committees

        The Board has established an Audit Committee, a Compensation Committee and a Board Governance and Nominating Committee. The Audit and Nominating and Governance Committees are composed entirely of independent directors, as defined under applicable NYSE rules and guidelines. The charters of each committee are available on the Investor Relations page of our website, http://www.affinitygamingllc.com/governance.php.

  Audit Committee

        As described in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor's qualifications and independence, and establishes the scope of, and oversee, the annual audit. The Audit Committee also approves any other services provided by public accounting firms. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the Unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the performance of our internal audit function. The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial accounting, legal compliance and ethics that management and our Board established. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our Company.

        The Board of Directors has determined that the chairman of the Audit Committee is an "audit committee financial expert" as that term is defined in the applicable rules of the SEC. Mr. Henry is Chairman, and Messrs. Benninger and Rumbolz are members of the Audit Committee. During fiscal 2011, the Audit Committee held five meetings.

        The report of our Audit Committee appears under the heading "Report of the Audit Committee" on page 15.

  Compensation Committee

        As described in the Compensation Committee charter, the Compensation Committee establishes and reviews general policies related to our compensation and benefits. The Compensation Committee determines and approves, or makes recommendations to the Board with respect to, the compensation and benefits of our Board and executive officers, and administers our 2011 Long Term Incentive Plan or "2011 LTIP."

        Mr. Benninger is Chairman and Mr. Kornstein is a member of the Compensation Committee. During fiscal 2011, the Compensation Committee held three meetings.

        The report of our Compensation Committee appears under the heading "Report of the Compensation Committee" on page 34.

  Board Governance and Nominating Committee

        As described in the Board Governance and Nominating Committee charter, the Board Governance and Nominating Committee recommends candidates to serve on our Board of Directors. The Board Governance and Nominating Committee is also responsible for monitoring a process to review director, board and committee effectiveness, developing and implementing our corporate governance guidelines, committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our company.

        Mr. Rumbolz is Chairman and Mr. Kornstein is a member of the Board Governance and Nominating Committee. During fiscal 2011, the Nominating and Corporate Governance Committee held three meetings.

Indemnity Agreement

        The Operating Agreement provides that the Company shall indemnify and hold harmless our directors from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such indemnified party.

        In addition, the Operating Agreement provides that expenses (including attorneys' fees) incurred by such indemnified party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if such indemnified party is advanced such expenses and it is later determined that he was not entitled to indemnification with respect to such action, suit or proceeding, then he will reimburse the Company for such advances.

Compensation Committee Procedures

        The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of the Company's human resources and accounting departments assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management as to the level and type of compensation to provide to officers who hold the office of Vice President or a more senior officer. Members of the Company's legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors' fiduciary duties in setting compensation.

        The Chief Executive Officer typically attends meetings at the request of the Compensation Committee. The Chief Executive Officer's feedback about each officer's performance is essential in the Compensation Committee's determination of the officer's salary and target incentive compensation determinations. The Compensation Committee also may hire independent consultants or professionals to advise it on compensation matters.

 DIRECTOR COMPENSATION

        The following table sets forth information regarding compensation earned by our non-employee directors during fiscal year 2011:

Name	Fees Earned or Paid in Cash	Equity Awards	Non-equity Incentive Plan compensation	All other compensation	Total
	($)	($)	($)	($)	($)
Don R. Kornstein	429,500	125,004	0	0	554,504
Thomas M. Benninger	108,500	100,001	0	0	209,501
Scott D. Henry	101,000	100,001	0	0	201,001
Michael Rumbolz	115,000	100,001	0	0	215,001

        Our Board of Directors receives director compensation consisting of (i) an annual retainer of $80,000, (ii) options to receive equity interests in the Company with a value of $100,000, and (iii) meeting fees in the amount of $2,500 per meeting if the director attends in-person and $500 if the director attends telephonically; provided, that such Director attend at least eight meetings of the Board of Directors, either in-person or telephonically. The Chairman of the Board of Directors receives additional annual retainer compensation in the amount of $20,000 and additional equity options in the Company with a value of $25,000.

        The Chairman of the Audit Committee receives an additional annual retainer of $15,000 and the Chairmen of our other committees receive an additional annual retainer of $10,000. A director serving on a Board committee also will receive meeting fees in the amount of $1,500 per meeting if the director attends in-person and $500 if the director attends telephonically.

        In addition, members of the Board who are not employees of the Company or its subsidiaries may receive compensation for services to the company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time and approved in advance by the Board. In 2011, Mr. Kornstein was paid an additional fee of $300,000 for the role he played in negotiating the asset and equity purchase and sales agreement with Golden Gaming, Inc., and the asset sales agreement with JETT Gaming, LLC on behalf of the Company. The Company did not engage an outside advisor in connection with either agreement.

 AUDIT COMMITTEE REPORT

        The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal controls over financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm during fiscal year 2011, Deloitte & Touche LLP, was responsible for auditing the financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and performing reviews of the unaudited quarterly financial statements.

        During fiscal year 2011, the Audit Committee met and held discussions with management and the independent registered public accounting firm and independently as a committee, which fulfills its responsibilities pursuant to the Company's Audit Committee charter. The Audit Committee met with the independent registered public accounting firm in executive session, as well as with management present. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2011 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company's financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company's internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by the standards established by the Public Company Oversight Board (United States).

        In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence. The Audit Committee has determined that the non-audit services provided to Affinity and our affiliates by the independent auditor (discussed below under "Proposal Three: Ratification of Independent Registered Public Accounting Firm") are compatible with such firm maintaining its independence.

        The Audit Committee also discussed with the Chief Executive Officer and the Chief Financial Officer of the Company their respective certifications with respect to the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Deloitte & Touche LLP dated March 30 , 2012, with respect to the consolidated financial statement of the Company as of and for the year ended December 31, 2011, and with respect to the effectiveness of the Company's internal control over financial reporting, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

        For fiscal year 2012, the Audit Committee has selected, and the Board has ratified, as the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. During the fiscal year ended December 31, 2011 the Company did not have any disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of disagreement in their reports on the Company's consolidated financial statements. In addition, during such periods, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte & Touche LLP's report on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    Submitted by:

    Audit Committee

    Scott D. Henry—Chairman
     Thomas M. Benninger
    Michael Rumbolz

PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are requesting Unitholder approval of the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, or CD&A, compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their CD&A and compensation tables. As required by the recent Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. But our Compensation Committee values the opinions expressed by our Unitholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. We have described this compensation in detail under the heading "Compensation Discussion & Analysis" below. The Board recommends that you vote "FOR" the following resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement relating to this Annual Meeting, on an advisory basis, is hereby APPROVED."

        Here are some common questions and answers to help you better understand what this vote means:

What am I voting on?

        Commonly referred to as a "say-on-pay" proposal, this lets you vote on whether to endorse the compensation we pay to our named executive officers.

What factors should I consider in voting on this proposal?

        The section entitled "Compensation Discussion & Analysis" ("CD&A") describes in detail the different kinds of compensation we pay, the reasons for paying each type of compensation, and the amounts of compensation we pay. As stated in that section, our goal is to compensate our named executive officers in a way that inspires them to maximize short-term performance without compromising long-term profitability and Unitholder return, while giving them a degree of compensation stability. You should consider whether you agree with the objectives we describe in the CD&A and whether the amounts we pay as a result are appropriate. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described herein.

        We believe our compensation practices are reasonable, carefully crafted to accomplish the best possible short- and long-term results for the company, and have served us well. In particular, we believe our program strongly and consistently links the level of compensation of named executive officers to our performance. The program has enabled us to attract and retain a management team that has led the Company since its emergence from HGI's bankruptcy to an initial year of successful performance, and positioned our Company for future growth and success.

Is this vote binding?

        Because your vote is advisory, it will not be binding upon the Board or Compensation Committee. However, our Board and Compensation Committee value your opinion and will take the outcome of the vote into account when considering future compensation arrangements.

How does the Board of Directors recommend that I vote?

        We recommend that you vote "FOR" the advisory resolution approving the compensation of our named executive officers as described in this Proxy Statement.

        For all of these reasons, we believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL THREE—ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

        In accordance with the Dodd-Frank Act and SEC rules, we are required, not less frequently than once every 6 years, to submit a proposal allowing our Unitholders to vote, in an advisory, non-binding vote, on whether the Unitholder advisory vote to approve executive compensation will occur every 1, 2 or 3 years. You will be given four choices:

  •
  Every year

  •
  Every two years

  •
  Every three years

  •
  Abstain

        If you select "Every Year", you are indicating that you would like us to hold an advisory vote on executive compensation at every annual meeting of Unitholders. If you select "Every two years", you are indicating that you would like us to hold the next Unitholder advisory votes on executive compensation in 2014 and 2016 and so forth. If you select "Every three years", you are indicating that you would like us to hold the next Unitholder advisory votes on executive compensation in 2015 and 2018 and so forth. If you select "Abstain", you are indicating that you do not desire to express an opinion on how often the Unitholder advisory vote on executive compensation should be held. If you do not select any of the four options above, your Common Units will be voted for "Every two years" in accordance with the recommendation of the Board.

        The Board recommends voting FOR "Every two years."

        The Board takes a long term view of compensation, and typically grants its long-term incentive compensation with equity grants that vest over a period of years and contain performance thresholds to vesting. The purpose of these long term grants is to allow our executives to focus less on executive compensation discussions and more on Company performance.

        We believe that consideration is advisable every other year because it strikes the right balance between having the vote too frequently with an annual vote, and being less responsive to Unitholders with a vote every third year. In determining to recommend that Unitholders vote for a biennial frequency, the Board considered how a say-on-pay vote every two years will provide Unitholders and advisory firms with sufficient time to evaluate the effectiveness of our executive compensation program on a more thorough, longer-term basis than an annual vote. In addition, a vote every two years reflects the appropriate time frame for our Board to evaluate the results of the most recent say-on-pay vote, to discuss the implications of that vote with Unitholders to the extent needed, to implement any adjustments to our executive compensation program that may be appropriate in light of a past say-on-pay vote, and for Unitholders to evaluate the Board's actions in context.

        The Board believes an annual say-on-pay vote would not allow for changes to our executive compensation program, including changes made in response to the outcome of a prior say-on-pay vote on executive compensation, to be in place long enough for Unitholders to meaningfully evaluate whether the changes were effective. Advisory votes on executive compensation also impose a burden on investors to evaluate numerous executive compensation programs. Annual say-on-pay votes may exacerbate a trend toward evaluation of compensation programs with standardized "one-size-fits-all" formulas. This could have the effect of discouraging innovation and, in particular, penalizing our program which is designed to coordinate with our business model emphasizing equity ownership by our employees and to incorporate the measures of performance that we believe drive our long-term success. In addition, because our executive compensation program is designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual say-on-pay vote could lead to a strictly short-term focused perspective and undermine some of the program's more thoughtful and effective features.

        Conversely, limiting the say-on-pay vote to only once every three years may allow a particular pay practice to continue too long without timely feedback from Unitholders. Our Board values the opinions of our Unitholders and is receptive to hearing about their concerns. We believe that if the advisory vote is held less frequently than every other year, Unitholders would be deprived of the opportunity to express concerns they may have with respect to our executive compensation policies on a regular basis. A say-on-pay vote every two years is also sensitive to those Unitholders who have interests in many companies and may not be able to devote sufficient time to an annual review of pay practices for all of their holdings.

        This vote is a non-binding advisory vote, which the Board may choose to accept or reject. If the Board determines that it will not follow the vote recommended by a majority of the Unitholders, we will explain the reasons the Board chose to take this action in next year's Proxy Statement. We expect to conduct another advisory vote on how frequently Unitholders should be asked to vote on executive compensation in our Proxy Statement relating to our 2014 Annual Meeting.

        As required by the recent Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. However, the Board and Compensation Committee will take into account the outcome of the vote as one factor when considering the frequency of submitting to Unitholders a resolution to afford Unitholders the opportunity to vote on executive compensation. While we believe that a vote once every two years is the best choice for us, you are not voting to approve or disapprove our recommendation of two years, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this item.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR HOLDING A VOTE ON OUR EXECUTIVE COMPENSATION PROGRAM ONCE EVERY TWO YEARS.

 EXECUTIVE OFFICERS

        The following table sets forth the name, age (as of April 1, 2012) and principal position of each of the Company's executive officers with the exception of David D. Ross, whose information appears above under "Proposal One—Nominees for Directors":

Name	Age	Position
David D. Ross	47	Director and Chief Executive Officer
Ferenc Szony	56	Chief Operating Officer
John Christopher Krabiel	48	Chief Financial Officer and Treasurer
Donna Lehmann	42	Senior Vice President, Finance
Marc H. Rubinstein	50	Senior Vice President, General Counsel and Secretary

        Ferenc Szony has served as Chief Operating Officer of the Company since January 1, 2012 and before that as President of the Company since January 7, 2011. Mr. Szony previously served as President of HGI from January 2007 through December 2010. Prior to joining HGI, Mr. Szony served as President and Chief Executive Officer of the Sands Regency Casino Hotel from 1997 until its acquisition by HGI in January 2007. Prior to joining the Sands, Mr. Szony served in several executive positions within the Hilton Hotels Corporation, last serving as President of the Reno Hilton Resort from 1994 to 1997.

        John Christopher Krabiel has served as Chief Financial Officer and Treasurer of the Company since May 3, 2011. Mr. Krabiel joined the Company on January 10, 2011 as the Vice President of Operations. Prior to joining the Company, and since August 2004, Mr. Krabiel served as Vice President of Operational Finance of Boyd Gaming Corporation. Prior to joining Boyd Gaming Corporation, Mr. Krabiel held various operational and financial positions with other casino gaming and resort entertainment companies since 1988. Mr. Krabiel received a Bachelor of Science degree from California Lutheran University and a Master of Business Administration from the University of Nevada, Reno.

        Donna Lehmann has served as Senior Vice President, Finance of the Company since May 3, 2011. Previously, Ms. Lehmann served as the Company's Chief Financial Officer since January 7, 2011. Prior to joining the Company, Ms. Lehmann served as treasurer for BH/RE, L.L.C., parent company of OpBiz, LLC (the licensed operator of Planet Hollywood Resort and Casino), and as Chief Financial Officer of OpBiz, LLC, each from 2004 to 2010. Prior to joining Planet Hollywood, Ms. Lehmann was the Vice President of Finance of Aladdin Gaming, LLC from 2001 through 2004. Prior to joining the Aladdin, Ms. Lehmann worked for Arthur Andersen, LLP from 1998 through 2000 as a Senior Auditor, and before that Ms. Lehmann held several progressive positions with Showboat Operating Company, ending with Controller in 1998. Ms. Lehmann graduated from Hofstra University with a Bachelor of Business Administration and is a Certified Public Accountant in the State of Nevada.

        Marc H. Rubinstein has served as Senior Vice President, General Counsel and Secretary of the Company since February 16, 2011. Prior to his joining the Company, and from July 2008, Mr. Rubinstein served as Senior Vice President, Law and Administration, and Secretary for Tropicana Entertainment, Inc. Prior to joining Tropicana Entertainment, Mr. Rubinstein held similar positions with other casino gaming companies, including as Senior Vice President and General Counsel for Cosmopolitan Resort & Casino, Las Vegas, from 2006 through 2008, Wynn Resorts, Limited, from 2000 through 2006, and the Nevada properties of Caesars World, Inc., from 1992 through 2000, including Caesars Palace, Caesars Tahoe, and the Desert Inn, during which time he oversaw the legal affairs of the companies. Mr. Rubinstein began his career with the Las Vegas law firm of Lionel Sawyer & Collins after graduating magna cum laude with a Bachelor of Science from Duke University and receiving a J.D. from New York University School of Law.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid or awarded to, or earned by, our named executive officers, or NEOs, who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For fiscal 2011, our named executive officers were:

  •
  David D. Ross, current Chief Executive Officer and former Chief Operating Officer/Gaming;

  •
  Ferenc Szony, Chief Operating Officer and former President;

  •
  John Christopher Krabiel, Chief Financial Officer and Treasurer

  •
  Marc. H. Rubinstein, Senior Vice President, General Counsel and Secretary

  •
  Donna Lehmann, Senior Vice President, Finance

  •
  Alex "Sandee" Cruden, former Vice President of Slot Route Operations

  Executive Compensation Philosophy and Objectives

        Our compensation program was designed to promote and reward leadership and commitment, in addition to incentivizing performance improvement, with a focus on growth and productivity to drive financial performance. The main components of our executive compensation program includes base salary, annual cash bonus incentives, long-term equity based incentives and broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. Our compensation program was designed to remain competitive with market practices, which is necessary to attract and retain talented executives.

  Compensation Program Design

        The Compensation Committee of our Board has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The fundamental responsibilities of the Committee are to (i) establish the goals, objectives and policies relevant to the compensation of our officers, and evaluate performance in light of those goals to determine compensation levels, (ii) approve and administer our incentive compensation plans, (iii) set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and our performance, and (iv) review our disclosure relating to compensation. The Committee also has responsibility for evaluating compensation paid to our directors.

        Each year our Compensation Committee evaluates the performance of our named executive officers and makes determinations with respect to compensation, including base salary levels and targets under an incentive bonus compensation plan. In addition, our Compensation Committee annually reviews our incentive compensation plans and equity-based plans, administers and approves the granting of equity-based awards under such plans and exercises any duties specifically delegated to it under the terms of any such plan.

        At least annually, the Compensation Committee also reviews, approves and recommend to our Board, among other things, (i) the adoption of any non-equity-based incentive compensation plan for employees or consultants, (ii) the adoption of any employee retirement plan and other material employee benefit plans, (iii) compensation policies and practices for executives, management employees and employees generally as they relate to the Company's risk-management practices, and (iv) the level and type of perquisites and other personal benefits provided to the Company's executive officers, taking into account their levels of salary and other compensation, the value of similar benefits provided at comparable companies and the value of such benefits given to such officers in past years.

  Elements of Compensation Program

        Our compensation program for executive officers is primarily comprised of a base salary, annual cash incentive bonuses, equity-based incentive compensation and employee benefits broadly available to all employees. For further discussion regarding our equity-based compensation, see "—2011 Long-Term Incentive Plan."

        Base Salary.    We provide each of our named executive officers and other employees with a base salary that we believe is competitive and that corresponds and fairly relates to their status and accomplishments, both professionally and within their industry. Individual base salaries are established based upon the executive officers' historical performance, anticipated future contributions to the Company, competitive compensation levels and other subjective factors.

        On January 11, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement with Mr. Ross in connection with Mr. Ross's appointment as our Chief Executive Officer on January 7, 2011. Effective January 1, 2011, Mr. Ross's base salary was set at $600,000 pursuant to his employment agreement.

        On January 21, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement with Mr. Krabiel in connection with Mr. Krabiel's appointment as our Vice President of Operations with an effective commencement date of January 10, 2010. On May 3, 2011, Mr. Krabiel was appointed our Chief Financial Officer and Treasurer. Effective January 10, 2010, Mr. Krabiel's base salary was set at $250,000 pursuant to his employment agreement. Effective March 1, 2012, Mr. Krabiel's base salary was increased to $325,000 pursuant to an amendment to his employment agreement.

        We assumed Mr. Szony's employment agreement in connection with our acquisition of certain assets of Predecessor pursuant to the Bankruptcy Plan. As of January 1, 2011, Mr. Szony's base salary was $551,250. On October 27, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement with Mr. Szony in connection with Mr.Szony's appointment as our Chief Operating Officer with a commencement date of January 1, 2012, and a base salary of $350,000.

        On January 7, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement with Ms. Lehmann in connection with Ms. Lehmann's appointment as our Senior Vice President and Chief Financial Officer with an effective commencement date of December 31, 2010. On May 3, 2011, in connection with Mr. Krabiel's appointment as our Chief Financial Officer and Treasurer, Ms. Lehmann was appointed our Senior Vice President, Finance. Effective December 31, 2010, Ms. Lehmann's base salary was set at $250,000 pursuant to her employment agreement.

        On February 4, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement with Mr. Rubinstein in connection with Mr. Rubinstein's appointment as our Senior Vice President, General Counsel & Secretary with an effective commencement date of February 16, 2011. Effective February 16, 2011, Mr. Rubinstein's base salary was set at $350,000 pursuant to his employment agreement.

        We assumed Mr. Cruden's employment agreement in connection with our acquisition of certain assets of Predecessor pursuant to the Bankruptcy Plan. As of January 1, 2011, Mr. Cruden's base salary was $410,841. Mr. Cruden resigned his position as Vice President of Slot Route Operations on October 6, 2011.

        Annual Incentives.    We offer annual incentive awards for our executive officers in the form of incentive-based annual cash bonuses. Our Chief Executive Officer, Chief Operating Officer, Senior Vice Presidents and certain other employees are eligible for discretionary, incentive-based annual bonuses under the incentive plan. The target payment under the incentive plan is an agreed upon percentage of the participant's base salary. The incentive plan for the participating named executive officers was divided into two portions—one based on the Company's earnings before interest, taxes, depreciation, amortization and restructuring, or "EBITDA," and the other based on an evaluation of key performance metrics applicable to such individual, the most common being capital expenditure management, customer service statistics and profit margin attainment, all as reflected in a performance appraisal to be conducted at or near the conclusion of the fiscal year. Based upon achievement of the above noted components as calculated under the incentive plan, each of our named executive officers received a bonus in the amount set forth in the Summary Compensation Table.

        Other Benefits.    In order to attract, retain and pay market levels of compensation, we aimed to provide benefits to our named executive officers that are consistent with market practices. These market practices are reviewed by the Compensation Committee based on a survey of current compensation trends in the market. The market practices include broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. The Company's named executive officers are eligible to participate in these benefits on the same basis as other full-time employees. In addition, the Company provides the Chief Executive Officer (formerly Chief Operating Officer, Gaming) and Chief Operating Officer (formerly President) with an automobile or auto allowance. This perquisite is provided because the Company's Southern Nevada properties are geographically distant from one another and the cost represents a small fraction of the total compensation of each named executive officer. Automobile allowance payments are included in All Other Compensation in the table below.

  Employment Agreements and Severance and Change in Control Benefits

        We have entered into an employment agreement that contains severance benefits and change in control provisions with each of our named executive officers, the terms of which are described under the heading "—Potential Payments Upon Termination or Change in Control." We believe these severance and change in control benefits are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals.

 Summary Compensation Table

        The following table sets forth information regarding compensation for our named executive officers for services rendered for the three fiscal years ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(1)	Equity Compensation(2)		All Other Compensation ($)(3)	Total ($)
David D. Ross(4)	2011	$600,000	$416,250	$3,100,000	(5)	$26,200	$4,142,450
Chief Executive Officer	2010	$600,000	$450,000	$—		$26,000	$1,076,000
	2009	$350,700	$100,000	$—		$—	$450,700
John Christopher Krabiel(6)	2011	$242,307	$—	$100,001		$—	$342,307
Chief Financial Officer and Treasurer	2010	$—	$—	$—		$—	$—
Ferenc Szony(7)	2011	$551,249	$382,430	$100,001		$—	$1,033,680
Chief Operating Officer	2010	$568,470	$413,438	$413,438		$—	$981,908
	2009	$525,000	$173,438	$173,438		$—	$698,438
Marc H. Rubinstein(8)	2011	$302,885	$—	$100,001		$—	$402,886
Senior Vice President, General Counsel	2010	$—	$—	$—		$—	$—
and Secretary
Donna Lehmann(9)	2011	$249,038	$—	$75,004		$—	$324,042
Senior Vice President, Finance	2010	$—	$—	$—		$—	$—
Alex "Sandee" Cruden(10)	2011	$457,116	$—	$—		$212,192	$669,308
Vice President of Slot Route	2010	$412,850	$—	$—		$18,000	$430,850
Operations	2009	$424,633	$10,000	$—		$18,693	$453,326

(1)
Figures represents bonus payments under Predecessor's incentive plan.

(2)
Further detail surrounding equity grants including units awarded, exercise or base price, grant date fair value, and vesting schedules are included in the Equity Compensation Awards Table.

(3)
The "All Other Compensation" column for 2011 includes automobile allowances paid to NEO's.

(4)
Mr. Ross was appointed Chief Executive Officer on January 7, 2011, effective December 31, 2010. Amounts earned during the fiscal year ended December 31, 2010 and 2009 were earned in his capacity as Chief Operating Officer/Gaming and as a member of the Office of the Chief Executive Officer for Predecessor.

(5)
Half of Mr. Ross' unit option and restricted unit grants vest ratably over three years based on continued service. The other half of both grants vest based upon specific performance targets set forth by the Compensation Committee.

(6)
John Christopher Krabiel was appointed Chief Financial Officer and Treasurer on May 3, 2011. Previously, Mr. Krabiel served as our Vice President of Operations since January 10, 2011.

(7)
Mr. Szony has served as our Chief Operating Officer since January 1, 2012. Previously, Mr. Szony served as our President since January 7, 2011. Mr. Szony previously served as President of Predecessor since January 2007. Mr. Szony's base salary as of December 31, 2010 was $551,250. Due to a change in payroll processing during 2010, Mr. Szony cash compensation for the year was $568,470.

(8)
Mr. Rubinstein was appointed Senior Vice President, General Counsel and Secretary on February 4, 2011 effective February 16, 2011.

(9)
Ms. Lehmann has served as our Senior Vice President, Finance since May 3, 2011. Previously, Ms. Lehmann served as our Senior Vice President and Chief Financial Officer since January 7, 2011, effective December 31, 2010.

(10)
Mr. Cruden resigned his position as Vice President of Slot Route Operations on October 6, 2011. The "All Other Compensation" Column for Mr. Cruden in 2011 included $13,846 in automobile allowance and $198,346 for whole life insurance payout upon termination.

 Equity Compensation Awards Table

        The following table sets forth information regarding each grant of an award made to our named executive officers and Board of Directors during the fiscal year ended December 31, 2011.

Name	Grant Date	Award Type	Units Awarded	Exercise or Base Price	Grant Date Fair Value of Equity Awards	Total Value of Equity Awards
David D. Ross(1)	3/30/2011	Unit Option	200,000	$10.00	$5.50	$1,100,000
	3/30/2011	Restricted Unit	200,000	$10.00	$10.00	$2,000,000
John Christopher Krabiel(2)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001
Marc H. Rubinstein(2)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001
Ferenc Szony(2)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001
Donna Lehmann(2)	3/30/2011	Unit Option	13,637	$10.00	$5.50	$75,004
Don R. Kornstein(3)	3/30/2011	Unit Option	22,728	$10.00	$5.50	$125,004
Thomas M. Benninger(3)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001
Scott D. Henry(3)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001
Michael Rumbolz(3)	3/30/2011	Unit Option	18,182	$10.00	$5.50	$100,001

(1)
Half of Mr. Ross' unit option and restricted unit grants vest ratably over three years based on continued service. The other half of both grants vest based upon specific performance targets set forth by the Compensation Committee.

(2)
Unit options vest ratably over three years based on continued service.

(3)
50% of unit options vest immediately upon grant, 50% vest one year from the grant date contingent on continued service.

        The fair value of each time-vested option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model. The model requires estimates for expected volatility, expected dividends, the risk-free interest rate and the expected term of the equity grant.

Potential Payments Upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under Ms. Lehmann's and Messrs. Ross's, Krabiel's, Szony's and Rubinstein's employment agreements if, as of December 31, 2011, their employment with us had been terminated. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

        Alex Cruden received $198,346 in proceeds from a whole life insurance policy in accordance with his severance agreement as a result of his voluntary resignation from his position as Vice President of Slot Route Operations, effective October 6, 2011. No other severance payments or benefits were paid under his employment agreement.

  David D. Ross

        The employment agreement with Mr. Ross, as Predecessor's Chief Operating Officer/Gaming, provided that in the event that Predecessor chose to terminate him for any reason other than "cause," he would receive a severance payment equal to the remainder of the term of his agreement.

        On January 11, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement (collectively, "Ross Employment Agreements") with Mr. Ross in connection with Mr. Ross's appointment as our Chief Executive Officer on January 7, 2011. Pursuant to the Ross Employment Agreements, we agreed to employ Mr. Ross for a three year term with an effective commencement date of December 31, 2010. The Ross Employment Agreements provide for a base salary of $600,000 per year, and an annual bonus of up to 150% of base salary based on our actual performance with respect to specified objectives for the applicable fiscal year. Under the 2011 LTIP, Mr. Ross has been granted options to purchase a number of common units of the Company equal to one percent (1%) of the outstanding common units of the Company and a number of restricted units of the Company equal to one percent (1%) of the outstanding common units of the Company. The options and restricted units vest in equal installments on each of the three anniversaries of the effective date of Mr. Ross' employment offer letter agreement, with 50% of the options and restricted units vesting based on performance objectives and 50% of the options and restricted units vesting based on Mr. Ross's continued service with the Company. The Ross Employment Agreements also provide certain other benefits and perquisites in addition to those made available to the Company's management generally, including payment of an automobile allowance in the amount of $2,167.00 per month for Mr. Ross during the term of his employment.

        In the event of termination of the Ross Employment Agreements by the Company for "cause", or by Mr. Ross due to death, disability or resignation, the Ross Employment Agreements provide that he will receive (i) earned but unpaid base salary, (ii) accrued and unused vacation days, (iii) reimbursement for incurred but unpaid expenses, and (iv) vested rights to other benefits (the benefits in the foregoing clauses (i)—(iv), the "Termination Payments"). In the event of termination of the Ross Employment Agreement by the Company without "cause" or by Mr. Ross for "good reason," the Ross Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary until December 31, 2013, (c) continued medical coverage under the Company's group medical plan and (d) accelerated vesting of his options and restricted units. One hundred percent (100%) of Mr. Ross's unvested options and restricted units that vest based on his continued employment with the company will immediately become fully vested if the Ross Employment Agreements are terminated by the Company without "cause" or by Mr. Ross for "good reason". Additionally, if Mr. Ross is terminated by the Company without "cause" or by Mr. Ross for "good reason" prior to the end of the term, the Ross Employment Agreements provide that he will also be entitled to (i) any bonus payable pursuant to the Ross Employment Agreements for the calendar year in which the termination occurs if the specified objectives established for the calendar year are met as of December 31 of that year and (ii) if Mr. Ross is determined to have earned the bonus with respect to the calendar year in which termination occurs, then one hundred percent (100%) of his then unvested options and restricted units that would have vested based on the performance objectives with respect to such calendar year will become fully vested.

        "Cause" is defined in the Ross Employment Agreements as: (i) the indictment of, or formal charge against, Mr. Ross for any felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; or Mr. Ross's admission of having engaged in the same; (ii) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of the Company reimbursing the Company for a loss due to the wrongful act, or wrongful omission to act, of Mr. Ross; (iii) Mr. Ross's failure to obey the reasonable and lawful orders of the Board; (iv) Mr. Ross's misconduct or gross negligence in the performance of, or willful disregard of, his duties and responsibilities to the Company; (v) the denial, revocation or suspension of a license, qualification or certificate of suitability to Mr. Ross by any Gaming Authority or the reasonable likelihood that the same will occur; (vi) Mr. Ross's refusal to submit to, or testing positive for unlawful substances as a result of, random drug testing, and/or (vii) any action or failure to act by Mr. Ross that the Company reasonably believes, as a result of a communication or action by any Gaming Authority or on the basis of the Company's consultations with its gaming counsel and/or other professional advisors, will likely cause any Gaming Authority to: (A) fail to license, qualify and/or approve the Company to own and operate a gaming business; (B) grant any such licensing, qualification and/or approval only upon terms and conditions that are unacceptable to the Company; (C) significantly delay any such licensing, qualification and/or approval process; or (D) revoke or suspend any existing license.

        "Good reason" is defined in the Ross Employment Agreements as the occurrence of any of the following without Mr. Ross's consent: (i) a material diminution in his duties as contemplated by the agreement, (ii) a material reduction in his base salary, or (iii) the relocation by the Company of his place of employment to more than fifty (50) miles from the Company's headquarters in Las Vegas, Nevada; provided, however, that Mr. Ross shall give written notice to the Company of the applicable event within ninety (90) days of the occurrence thereof, and the Company shall have a period of thirty (30) business days after receipt of such notice to cure the event, and in the event of cure (or the commencement of steps reasonably designed to result in prompt cure), Mr. Ross's assertion of Good Reason shall be null and void.

        Mr. Ross has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Ross during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation. Mr. Ross cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area for a period of at least twelve months after the termination of his employment with the Company.

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Executive Officer in the event of: (i) a termination by the Company for cause or by Mr. Ross without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Ross for good reason. The amounts shown assume that specified event was effective as of December 31, 2011. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control	Termination Without Cause or for Good Reason
Cash severance base salary	$—	$—	$1,200,000	$1,200,000
Health benefits continuation(1)	—	—	13,164	13,164
Car allowance(2)	—	—	52,008	52,008
Bonus	—	—	450,000	450,000

Total	$—	$—	$1,715,172	$1,715,172

(1)
Mr. Ross would continue to receive Company paid health benefits if terminated without cause, due to disability or a change in control.

(2)
Mr. Ross would continue to receive a car allowance of $2,167 per month if terminated without cause, due to disability or a change in control.

  John Christopher Krabiel

        On January 21, 2011, the Company entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement, as amended by an amendment to the employment offer letter agreement, dated March 23, 2012 (as amended and collectively, the "Krabiel Employment Agreements") with Mr. Krabiel in connection with Mr. Krabiel's appointment, effective May 3, 2011, to the position of Chief Financial Officer and Treasurer. Pursuant to the Krabiel Employment Agreements, the Company agreed to employ Mr. Krabiel for a term of three years with an effective commencement date of January 10, 2011. The Krabiel Employment Agreements provide for a base salary of $325,000 per year, and an annual bonus of at least 20% of his base salary and up to 50% of his base salary determined based on (i) the Company's actual performance with respect to specified objectives for the applicable fiscal year and (ii) Mr. Krabiel's performance. Mr. Krabiel will be permitted to participate in the 2011 LTIP.

        In the event of termination of the Krabiel Employment Agreements by the Company for "cause", or by Mr. Krabiel due to death, disability or resignation, the Krabiel Employment Agreements provide that he will receive Termination Payments (as defined above). In the event of termination of the Krabiel Employment Agreements by the Company without "cause", the Krabiel Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary until the lesser of (i) 6 months from the date of termination or (ii) January 10, 2014, (c) continued medical coverage under the Company's group medical plan and (d) the guaranteed 20% bonus payable to him pursuant to the Krabiel Employment Agreements.

        Pursuant to the Krabiel Employment Agreements, Mr. Krabiel has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not, divulging confidential information, assigning all intellectual property conceived or developed by Mr. Krabiel during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation. Mr. Krabiel cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Mr. Krabiel is receiving severance payments from the Company.

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Financial Officer and Treasurer in the event of: (i) a termination by the Company for cause or by Mr. Krabiel without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Krabiel for good reason. The amounts shown assume that specified event was effective as of December 31, 2011. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control	Termination Without Cause or for Good Reason
Cash severance base salary	$—	$—	$256,849	$256,849
Health benefits continuation(1)	—	—	19,063	19,063
Bonus	—	—	50,000	50,000

Total	$—	$—	$325,913	$325,913

(1)
Mr. Krabiel would continue to receive Company paid health benefits if terminated without cause, due to disability or a change in control.

  Ferenc Szony

        Predecessor's employment agreement with Mr. Szony provided that in the event that Predecessor chose to terminate his employment for any reason other than "cause," Mr. Szony would receive a severance payment equal to one year's salary.

        "Cause" was defined in the agreement as: (i) the conviction of, or judgment against, the executive by a civil or criminal court of competent jurisdiction for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (ii) the indictment of the executive by a state or federal grand jury of competent jurisdiction or the filing of a criminal complaint or information, for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iii) the confession by the executive of embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iv) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of Predecessor reimbursing Predecessor for a loss due to the wrongful act, or wrongful omission to act, of the executive; (v) the denial, revocation or suspension of a license, qualification or certificate of suitability to the executive by any of the Gaming Authorities (as defined in the employment agreements); and (vi) any action or failure to act by the executive that Predecessor reasonably believes, as a result of a communication or action by the Gaming Authorities or on the basis of consultations with its gaming counsel and/or other professional advisors, will likely cause any of the Gaming Authorities to: (A) fail to license, qualify and/or approve Predecessor to own and operate a gaming business; (B) grant any such licensing, qualification and/or approval only upon terms and conditions that are unacceptable to Predecessor; (C) significantly delay any such licensing, qualification and/or approval process; or (D) revoke or suspend any existing license.

        On October 28, 2011, the Company entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement (collectively, "Szony Employment Agreements") with Mr. Szony in connection with Mr. Szony's appointment as our Chief Operating Officer. As of January 1, 2012, the Szony Employment Agreements replaced all pre-existing employment agreements between us and Mr. Szony. Pursuant to the Szony Employment Agreements, the Company has agreed to employ Mr. Szony for a one year term with an effective commencement date of January 1, 2012, a base salary of $350,000, and an annual bonus of up to 50% of base salary based on our actual performance with respect to specified objectives for the applicable fiscal year.

        The table below provides an estimate of the value of the compensation and benefits due to our President in the event of: (i) a termination by the Company for cause or by Mr. Szony without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Szony for good reason. The amounts shown assume that specified event was effective as of December 31, 2011. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control	Termination Without Cause or for Good Reason
Cash severance base salary	$—	$—	$551,249	$551,249

Total	$—	$—	$551,249	$551,249

  Donna Lehmann

        On January 11, 2011, the Company entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement, as amended by an amendment to the employment offer letter agreement, dated May 6, 2011, as further amended by a second amendment to the employment offer letter agreement, dated October 31, 2011 (as amended and collectively, the "Lehmann Employment Agreements") with Ms. Lehmann in connection with Ms. Lehmann's initial appointment as Senior Vice President and Chief Financial Officer and subsequent appointment as Senior Vice President, Finance. Pursuant to the Lehmann Employment Agreements, the Company has agreed to employ Ms. Lehmann for a term of three years with an effective commencement date of December 31, 2010. The Lehmann Employment Agreements provide for a base salary of $250,000 per year, and an annual bonus of up to 50% of her base salary determined based on (i) the Company's actual performance with respect to specified objectives for the applicable fiscal year and

(ii) Ms. Lehmann's performance. Ms. Lehmann will be permitted to participate in the 2011 LTIP with the projected value of options granted to Ms. Lehmann in 2011 to be made at a projected value of $75,000. The Lehmann Employment Agreements also provide certain other benefits and perquisites in addition to those made available to the Company's management generally, including reimbursement for Ms. Lehmann's professional education and CPA licensing fees during the term of her employment.

        In the event of termination of the Lehmann Employment Agreements by the Company for "cause", or by Ms. Lehmann due to death, disability or resignation, the Lehmann Employment Agreements provide that she will receive Termination Payments (as defined above). In the event of termination of the Lehmann Employment Agreements by the Company without "cause", the Lehmann Employment Agreements provide that she will receive (a) the Termination Payments, (b) the continued payment of her base salary until December 31, 2012 and (c) continued medical coverage under the Company's group medical plan.

        Pursuant to the Lehmann Employment Agreements, Ms. Lehmann has agreed to certain restrictive covenants during the term of her employment and for specified periods following termination, including but not limited to not, divulging confidential information, assigning all intellectual property conceived or developed by Ms. Lehmann during the term of her employment, noninterference with business relationships, noncompetition and nonsolicitation. Ms. Lehmann cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Ms. Lehmann is receiving severance payments from the Company.

        The table below provides an estimate of the value of the compensation and benefits due to our Senior Vice President, Finance in the event of: (i) a termination by the Company for cause or by Ms. Lehmann without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Ms. Lehmann for good reason. The amounts shown assume that specified event was effective as of December 31, 2011. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control	Termination Without Cause or for Good Reason
Cash severance base salary	$—	$—	$250,000	$250,000
Health benefits continuation(1)	—	—	13,189	13,189

Total	$—	$—	$263,189	$263,189

(1)
Ms. Lehmann would continue to receive Company paid health benefits if terminated without cause, due to disability or a change in control.

  Marc H. Rubinstein

        On February 4, 2011, the Company also entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement (collectively, "Rubinstein Employment Agreements") with Mr. Rubinstein in connection with Mr. Rubinstein's appointment as Senior Vice President, General Counsel and Secretary. Pursuant to the Rubinstein Employment Agreements, the Company has agreed to employ Mr. Rubinstein for a term of two years with an effective commencement date of February 16, 2011. The Rubenstein Employment Agreements automatically renew for successive one-year periods unless sooner terminated or unless either party to the agreements notifies the other in writing at least 60 days prior to the date the agreements are scheduled to expire. The Rubinstein Employment Agreements provide for a base salary of $350,000 per year, and an annual bonus of at least 15% of his base salary and up to 50% of his base salary determined based on (i) the Company's actual performance with respect to specified objectives for the applicable fiscal year and (ii) Mr. Rubinstein's performance. Mr. Rubinstein will be permitted to participate in the 2011 LTIP. The Rubinstein Employment Agreements also provide certain other benefits and perquisites in addition to those made available to the Company's management generally, including reimbursement for Mr. Rubinstein's continuing professional education and bar licensing fees and association dues during the term of his employment.

        In the event of termination of the Rubinstein Employment Agreements by the Company for "cause", or by Mr. Rubinstein due to death, disability or resignation, the Rubinstein Employment Agreements provide that he will receive Termination Payments (as defined above). In the event of termination of the Rubinstein Employment Agreements by the Company without "cause", the Rubinstein Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary until February 16, 2013 (or the end of any renewal term, (c) continued medical coverage under the Company's group medical plan and (d) the guaranteed 15% bonus payable to him pursuant to the Rubinstein Employment Agreements.

        Pursuant to the Rubinstein Employment Agreements, Mr. Rubinstein has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not, divulging confidential information, assigning all intellectual property conceived or developed by Mr. Rubinstein during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation. Mr. Rubinstein cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Mr. Rubinstein is receiving severance payments from the Company.

        The table below provides an estimate of the value of the compensation and benefits due to our Senior Vice President, General Counsel and Secretary in the event of: (i) a termination by the Company for cause or by Mr. Rubinstein without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Rubinstein for good reason. The amounts shown assume that specified event was effective as of December 31, 2011. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control	Termination Without Cause or for Good Reason
Cash severance base salary	$—	$—	$395,150	$395,150
Health benefits continuation(1)	—	—	20,949	20,949
Bonus	—	—	45,938	45,938

Total	$—	$—	$462,036	$462,036

(1)
Mr. Rubinstein would continue to receive Company paid health benefits if terminated without cause, due to disability or a change in control.

2011 Long-Term Incentive Plan

        Following the close of the 2010 fiscal year, the Board of Directors approved the terms of the Herbst Gaming, LLC 2011 Long Term Incentive Plan, or the "2011 LTIP" on March 30, 2011. The 2011 LTIP provides for grants of options, unit appreciation rights, restricted units, deferred units and other unit-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2011 LTIP, as determined by our Compensation Committee. The purpose of the 2011 LTIP is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. The following is a summary of the material terms of the 2011 LTIP, but does not include all of the provisions of the 2011 LTIP. For further information about the 2011 LTIP, we refer you to the complete copy of the 2011 LTIP, which we have filed as exhibit 10.25 attached to our Annual Report on Form 10-K for the year ended December 31, 2010.

        Administration.    The 2011 LTIP is administered by our Compensation Committee. For purposes of the 2011 LTIP, to the extent required by applicable law, it is intended that each member of the Compensation Committee qualify as (a) a "non-employee director" under SEC Rule 16b-3, (b) an "outside director" under Section 162(m) of the Internal Revenue Code, and (c) an "independent director" under the rules of the principal U.S. national securities exchange on which our units are listed. The Compensation Committee has full authority to administer and interpret the 2011 LTIP. Among the Compensation Committee's powers are to determine the form, amount and other terms and conditions of awards, clarify, construe or resolve any ambiguity in any provision of the 2011 LTIP or any award agreement, amend the terms of outstanding awards and adopt such rules, forms, instruments and guidelines for administering the 2011 LTIP as it deems necessary or proper. All actions, interpretations and determinations by the Compensation Committee or by our Board of Directors are final and binding.

        Available Units.    The aggregate number of common units which may be issued or used for reference purposes under the 2011 LTIP or with respect to which awards may be granted may not exceed 1,000,000 units, which may be either authorized and unissued units of Common Unit or units of common units held in or acquired for our treasury. In general, if awards under the 2011 LTIP are for any reason cancelled, forfeited, or expire or terminate unexercised, withheld to satisfy applicable tax obligations, or are settled in cash, the units covered by such awards will again be available for the grant of awards under the 2011 LTIP. The maximum number of units with respect to which options or unit appreciation rights, restricted units, RSUs or other awards that vest only if the participant achieves performance goals established by the Compensation Committee, or a combination thereof, that may be granted during any calendar year to any participant cannot exceed 500,000 units.

        The foregoing unit limitations imposed under the 2011 LTIP are subject to adjustment to the extent the Board of Directors deems such adjustment appropriate and equitable to prevent dilution or enlargement of participants' rights.

        Award Agreement.    Awards granted under the 2011 LTIP will be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of, exercisability, or vesting of awards in the event of a Change in Control (as defined in the 2011 LTIP) or conditions regarding the participant's employment, as determined by the Compensation Committee in its sole discretion.

        Performance Goals.    The Compensation Committee may grant awards under the 2011 LTIP that are contingent upon the achievement of performance goals. The performance goals are to be specified in the relevant award agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per unit (or other security issued by the Company), (c) net income per unit (or other security issued by the Company), (d) unit price (or the price of other security issued by the Company) price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total equityholder return relative to assets, (m) total equityholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin,

(t) revenue growth, (u) store openings, (v) any combination of the foregoing, or, (w) such other criteria as the Committee may determine. Performance goals may be in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria will have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (i) extraordinary, unusual or non-recurring items; (ii) effects of accounting changes; effects of currency fluctuations; (iii) effects of financing activities (e.g., effect on earnings per unit of issuing convertible debt securities); (iv) expenses for restructuring, productivity initiatives or new business initiatives; (v) non-operating items; acquisition expenses; and (vi) effects of divestitures. The performance criteria or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

        Change in Control.    In connection with a Change in Control, as defined in the 2011 LTIP, all restrictions and risks of forfeiture on awards (other than those imposed by law or regulation) will lapse, and all deferral or vesting periods relating to awards will immediately expire; provided, however, that the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for therein is not waived or deferred by a participant and the Company by written notice prior to the Change in Control. In addition, the Board of Directors can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all participants' unexercised options and/or unit appreciation rights may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the applicable exercise price.

        Unitholder Rights.    Except as otherwise provided in the applicable award agreement, a participant has no rights as a unitholder with respect to units of Common Units covered by any award until the participant becomes the record holder of such units.

        Forfeiture and Clawback.    The Compensation Committee, in its sole discretion, may provide in an award agreement that such award is subject to cancellation, in whole or in part, due to violation of covenants relating to non-competition, non-solicitation or non-disclosure or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate. The Compensation Committee may also provide in an award agreement that if the participant engages in any activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company.

        Company Call Rights; Drag Along Rights.    The Compensation Committee, in its sole discretion, may provide in an award agreement that such award is subject to certain Company call rights. In addition, units acquired pursuant to an award under the 2011 LTIP (including both vested and unvested interests) will be subject to drag along rights in the event that the holders of a majority of the Company's voting securities propose to sell, or otherwise dispose of, securities representing a majority of the Company's outstanding voting power to a party unaffiliated with the Company.

        Gaming Laws.    All awards granted under the 2011 LTIP will be subject to all gaming laws applicable to the Company and all rules and regulations promulgated by any gaming authority with jurisdiction over the Company, and will be subject to forfeiture, disposition and repurchase rights in favor of the Company to the extent necessary to comply with any determination, order or finding of any such gaming authority.

        Amendment and Termination.    Notwithstanding any other provision of the 2011 LTIP, our Board of Directors may at any time amend any or all of the provisions of the 2011 LTIP, or suspend or terminate it entirely, retroactively or otherwise, subject to certain limitations.

        Transferability.    Awards granted under the 2011 LTIP are generally nontransferable (other than by will or the laws of descent and distribution) except that the Compensation Committee may provide for the transferability awards to certain family members and related trusts, partnerships and limited liability companies.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently comprised of Mr. Benninger and Mr. Kornstein, with Mr. Benninger serving as Chairman. Each of the members was appointed to serve on the Compensation Committee in January 2011. During fiscal year 2011, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee. None of these individuals are current or former officers or employees of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the company has reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company. Based upon such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by:

        Compensation Committee

        Thomas M. Benninger—Chairman

        Don R. Kornstein

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Pre Approval of Services

        Before the independent registered public accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent, as defined by SEC rules, the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting.

        (a)   Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent registered public accountants, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act of 1934, as amended (the "Exchange Act") to the Company's management.

        (b)   Pre-approval of a non-audit service to be performed by the independent registered public accountants of the Company shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

Audit Fees

        The independent registered public accounting firm of the Company during the fiscal year ended December 31, 2011 was Deloitte & Touche LLP. All Deloitte & Touche LLP services were approved in advance by the Audit Committee. The following table shows the aggregate fees paid or accrued by use for audit and other services provided by Deloitte & Touche LLP during the fiscal years 2011 and 2010.

Fee Type	2011	2010
Audit	$175,000	$718,108
Audit-related	24,700	—
Tax	166,795	12,000

Total	$366,495	$730,108

(1)
Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the SEC.

 PROPOSAL FOUR—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board, upon the recommendation of its Audit Committee, has ratified the selection of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2012, subject to ratification by the Company's Unitholders.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        The Company is asking its Unitholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. Although ratification is not required by the Company's Operating Agreement or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Company's Unitholders for ratification because the Company values its Unitholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company's Unitholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its Unitholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

 SECURITY OWNERSHIP

        The following table sets forth certain information with regard to the beneficial ownership of our Common Units as of April 1, 2012 for (i) each person who owned beneficially more than 5% of our Common Units, which comprise our outstanding voting securities, (ii) each member of our Board of Directors, (iii) each of our "named executive officers" identified in "Item 11. Executive Compensation" and (iv) all of the members of our Board of Directors and executive officers as a group. The address of each member of our Board of Directors and each of our "named executive officers" is c/o Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118.Except as otherwise indicated, each such person has sole voting and dispositive power with respect to the Common Units shown as beneficially owned by it.

	Number of Common Units	Percentage of Outstanding Common Units
Entities affiliated with Z Capital Partner, L.L.C.(1)	3,999,281	19.8%
Entities affiliated with SPH Manager, LLC(2)	3,907,004	19.3%
Highland Capital Management LP(3)	1,513,844	7.5%
David D. Ross	200,000	1.0%
Thomas M. Benninger(4)	46,878	*
John Christopher Krabiel	9,756	*
Marc H. Rubinstein	9,756	*
Donna Lehmann	7,317	*
Ference Szony	—	—
Don R. Kornstein	—	—
Scott D. Henry	—	—
Michael Rumbolz	—	—
Alex "Sandee" Cruden	—	—
All executive officers and directors as a group (10 persons)	273,707	1.4%

*
Indicates less than 1%.

(1)
The address of Z Capital Partners, L.L.C. ("Z Capital") is Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045. Z Capital serves as the general partner of Z Capital Special Situations Adviser, L.P. ("Special Adviser") and as the managing member of Z Capital Special Situations Fund UGP, L.L.C. ("Special UGP"). Zenni Holdings, LLC ("Zenni Holdings") serves as the managing member of Z Capital. Mr. James J. Zenni serves as the President of Z Capital and sole owner of Zenni Holdings. Z Capital Special Situations Fund, L.P. ("Special L.P.") is the majority owner of Z Capital Special Situations Fund Holdings I, L.L.C., ("Special L.L.C."). Special Adviser, as the investment adviser of Special L.P., may be deemed to have voting and dispositive power over the Units held for Special L.L.C. Z Capital Special Situations Fund GP, L.P. ("Special GP"), as the manager of Z Capital HG, L.L.C. ("HG L.L.C.") and Z Capital HG-C, L.L.C. ("HG-C L.L.C."), may be deemed to have voting and dispositive power over the Units held for HG L.L.C. and HG-C L.L.C. Z Capital Special Situations Fund UGP, L.L.C. serves as the general partner of Special GP. Each of Z Capital, Zenni Holdings, Mr. James Zenni, Special Adviser, Special GP and Special UGP declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any syndicate or group with respect to the Company or any securities of the Company.

(2)
The address of SPH Manager, LLC ("SPH Manager") is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, Greenwich, CT 06830. SPH Manager is the manager of SPH Investment, LLC ("SPH Investment"), an entity that holds an investment in the Common Units. Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (together, the "Funds") directly or indirectly hold non-voting equity interests in SPH Investment and, as a result, hold an economic interest in the Common Units. SPH Manager holds the voting equity interests in SPH Investment and, as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Units held by SPH Investment on behalf of the Funds. Messrs. Edward A. Mulé and Robert J. O'Shea are the sole members and sole managing members of SPH Manager and, as a result, hold voting control over, and may be deemed to be the beneficial owners of, the Common Units held by SPH Investment on behalf of the Funds. Each of SPH Manager, SPH Investment, the Funds, Mr. Mulé and Mr. O'Shea declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any syndicate or group with respect to the Company or any securities of the Company.

(3)
The address of Highland Capital Management, L.P. ("Highland") is 13455 Noel Rd, Suite 800, Dallas, Texas 75240. Highland acts as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors, Inc. is the general partner of Highland and may be deemed to beneficially own securities owned by Highland. James D. Dondero is the President and a director of Strand Advisors, Inc. and may be deemed to beneficially own securities owned by Strand Advisors, Inc. Each of Highland, Strand Advisors, Inc. and Mr. Dondero declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any syndicate or group with respect to the Company or any securities of the Company.

(4)
Mr. Benninger is a managing general partner of the manager of the holder of the Common Units, GLC Investment, and, as a result, may be deemed to beneficially own the 46,878 Common Units owned by GLC Investment. Mr. Benninger disclaims beneficial ownership of the Common Units owned by GLC Investment, except to the extent of his indirect pecuniary interest therein.

Transfer Restrictions

        No transfer of Common Units will be effective without the consent of the Board of Directors (except to one or more permitted transferees as provided for in our Operating Agreement).

        Additionally, unless waived in whole or in part by the Board of Directors, no transfer of all or any portion of Common Units in the Company may be made unless the following conditions have been met:

  •
  Transferor has delivered a fully executed copy of all documents relating to the transfer and the transferee (i) agrees to be bound by the terms of the Operating Agreement and any terms imposed by the Board of Directors and (ii) assume all obligations of the transferor under the Operating Agreement; and

  •
  The Board of Directors is reasonably satisfied that (i) the transfer will not alter or terminate the Company's current Federal income tax treatment, (ii) the transfer will not violate applicable Federal, state or non-United States securities laws, rules or regulations, (iii) the transfer will not cause some or all of the assets of the Company to be "plan assets" of the investment activity of the Company to constitute "prohibited transactions" under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, as amended, (iv) the transferee has obtained all necessary gaming licenses and (v) the transfer will not cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

        The gaming authorities in Nevada, Missouri, Iowa and Colorado reserve the discretion and authority to investigate any unitholder's suitability to be a unitholder.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth certain information as of December 31, 2011 regarding our 2011 LTIP, under which our Common Units are authorized for issuance to our officers, directors, employees and consultants.

	(a)	(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders(1)	609,093	$10.00	(3)	390,907

Equity Compensation plans not approved by security holders	—	$—		—

(1)
Our sole equity compensation plan is our 2011 LTIP, which was approved by the Board following the close of fiscal year 2010 on March 30, 2011. Security holders authorized the Board to issue up to 1,000,000 equity units.

(2)
Consists of 409,093 unit options and 200,000 restricted units. At December 31, 2011, there were 105,302 outstanding unit options and 66,666 restricted units that were exerciseable.

(3)
Price reported relates solely to outstanding unit options reported in column (a).

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Given the ownership and management of the Company, we have not yet adopted policies and procedures for the review, approval, or ratification of transactions required to be reported pursuant to Item 404(a) of Regulation S-K. However, we do intend to implement such policies and procedures during 2012. However the Audit Committee Charter requires the Audit Committee to review all relationships and transactions in which the Company and its employees, directors and officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, the Audit Committee will decide whether the related-party transaction is appropriate and will approve only those transactions that are in the best interests of the Company.

        We require our directors and executive officers to complete annually a directors' and officers' questionnaire which requires disclosure of any related-party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings, as appropriate.

Affinity Gaming, LLC Operating Agreement

        All holders of our Common Units are party to the Operating Agreement. The Operating Agreement provides, among other things, for the various responsibilities of the members. The Operating Agreement provides that the Company shall indemnify and hold harmless the directors, managers, officers, agents and employees of the Company and the tax matters partner and each of its directors, officers, agents, employees, shareholders, partners and members from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such indemnified party.

        In addition, the Operating Agreement provides that expenses (including attorneys' fees) incurred by such indemnified party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if such indemnified party is advanced such expenses and it is later determined that he was not entitled to indemnification with respect to such action, suit or proceeding, then he will reimburse the Company for such advances.

Board Compensation

        Directors who are our employees or employees of our subsidiaries do not receive any compensation for their service as members of either our Board of Directors or board committees. All non-employee members of our Board of Directors are compensated as set forth under "Director Compensation."

Employment Agreements

        We have entered into an employment agreement with each of our named executive officers. For more information regarding these agreements, see "Executive Officers—Potential Payments Upon Termination or Change in Control."

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common units and to furnish us with copies of all forms filed. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the past fiscal year, all Section 16(a) filing requirements applicable to our officers and directors were met.

UNITHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, any Unitholder proposals intended to be included in the proxy statement for the 2013 Annual Meeting of Unitholders of the Company must be received by the Company no later than February 1, 2013. The proposal should be sent to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, LLC, 3440 West Russell Road, Las Vegas, Nevada 89118.

        In addition, the Company has established an advance notice procedure with regard to certain matters, including Unitholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of Unitholders. A Unitholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the Unitholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a Member's notice as set forth in the preceding sentence.

        A Unitholder's notice with respect to a proposed item of business must include, among other things: (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting, including the text of a resolution setting forth such other business; (ii) the reasons for bringing such business before the annual meeting and any material interest in such business on the part of (x) any such proposing Unitholder, (y) the beneficial owner, if any, on whose behalf the proposal is being made, or (z) any other person or entity with whom any of the foregoing either is acting in concert or has any agreement, arrangement or understanding, whether written or oral, in connection with the acquisition, holding, voting or disposition of the Common Units owned by such Unitholder or beneficial owner

        A Unitholder's notice with respect to a director nomination must set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, together with such person's written consent to being named as a nominee in a proxy statement filed pursuant to Regulation 14A under the Exchange Act and to serving as a director if elected, and any other information the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

        For further information about the advance notice procedure with regard to certain matters to be brought before an annual meeting of Unitholders, we refer you to the complete copy of the Operating Agreement, which we have filed as Exhibit 3.1 attached to our Current Report on Form 8-K, dated January 3, 2011.

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the Unitholders at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Don R. Kornstein

AFFINITY GAMING, LLC
Important Notice Regarding the Availability of Proxy Materials for the Unitholder Meeting
to Be Held on Friday, May 11, 2012

The Proxy Statement, Annual Report and other proxy materials are available at:
http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17361

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

AFFINITY GAMING, LLC	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 1, 2012 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: (please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.
Telephone: 1-800-937-5449
Email: ProxyEmailGroup@amstock.com (you must reference your 11-digit control number in your email)
Internet: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17361

TO VOTE YOUR COMMON UNITS SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your Common Units.

Dear Affinity Gaming, LLC Unitholder:

The 2012 Annual Meeting of Unitholders of Affinity Gaming, LLC (the "Company") will be held at the JW Marriott Las Vegas Resort & Spa, 221 North Rampart Boulevard, Las Vegas, Nevada 89145, on Friday, May 11, 2012, beginning at 9:00 a.m., Pacific Daylight Time.

Proposals to be considered at the Annual Meeting:

  1.
  Election of five directors to Affinity's Board of Directors to serve until the 2013 Annual Meeting of Unitholders;

  2.
  An advisory vote to approve named executive officer compensation;

  3.
  An advisory vote on the frequency of future advisory votes on executive compensation; and

  4.
  Ratification of the appointment of PricewaterhouseCoopers LLP as Affinity's independent registered public accounting firm.

 The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.

The Board of Directors has fixed the close of business on Wednesday, April 11, 2012 as the record date (the "Record Date") for the determination of Unitholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Unitholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting, where you may vote in person can be found on our website, www.affinitygamingllc.com.

Meeting Location:

The JW Marriott Las Vegas Resort & Spa
221 North Rampart Boulevard
Las Vegas, Nevada 89145

The following proxy materials are available for you to review online:

  •
  the Company's 2012 Proxy Statement (including all attachments thereto);

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (which is not deemed to be part of the official proxy soliciting materials); and

  •
  any amendments to the foregoing materials that are required to be furnished to Unitholders.

To request a paper copy of the proxy materials:

(you must reference your 11-digit control number located on the reverse side of this form)
Telephone:	1-800-937-5449
Email:	ProxyEmailGroup@amstock.com (you must reference your 11-digit control number in your email)
Internet:	http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=1736 1

The proxy materials for Affinity Gaming, LLC are available to review at:

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17361

Have this notice available when you request a PAPER copy of the proxy materials, when you want to view the proxy materials online,
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

        We encourage you to review the proxy materials online before voting.
Use the Internet to vote your shares. On the landing page of the above website in the box labeled "To Vote Your Shares by Internet" click on "Vote Now" to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website. You will need to reference the 11-digit control number located on the reverse side.

ANNUAL MEETING OF UNITHOLDERS OF AFFINITY GAMING, LLC May 11, 2012 IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17361 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Unitholder Date: Signature of Unitholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Don R. Kornstein O David D. Ross O Thomas M. Benninger O Scott D. Henry O Michael Rumbolz 2. The advisory approval of the compensation of the named executive officers. 3. The advisory approval of the frequency of a unitholder vote to approve the compensation of the named executive officers. 4. The ratification of PricewaterhouseCoopers as the independent registered public accounting firm for the fiscal year ending December 31, 2012. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Unitholders, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and a Proxy Statement for the Annual Meeting of Unitholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 4, AND FOR "2 YEARS" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20530403000000000000 3 051112 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

0 14475 AFFINITY GAMING, LLC 3440 West Russell Road Las Vegas, NV 89118 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David D. Ross and Marc H. Rubinstein as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all Common Units of Affinity Gaming, LLC held of record by the undersigned on April 11, 2012, at the Annual Meeting of Unitholders to be held at the JW Marriott Las Vegas Resort located at 221 North Rampart Blvd., Las Vegas, NV 89145, on May 11, 2012, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

Signature of Unitholder Date: Signature of Unitholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Don R. Kornstein O David D. Ross O Thomas M. Benninger O Scott D. Henry O Michael Rumbolz 2. The advisory approval of the compensation of the named executive officers. 3. The advisory approval of the frequency of a unitholder vote to approve the compensation of the named executive officers. 4. The ratification of PricewaterhouseCoopers as the independent registered public accounting firm for the fiscal year ending December 31, 2012. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Unitholders, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and a Proxy Statement for the Annual Meeting of Unitholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF UNITHOLDERS OF AFFINITY GAMING, LLC May 11, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 4, AND FOR "2 YEARS" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20530403000000000000 3 051112 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17361 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN